UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 16, 2022

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Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMS	New York Stock Exchange
Redeemable warrants to acquire Class A common stock	DMS WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant's Certifying Accountant

The Audit Committee (the "Audit Committee") of the Board of Directors of Digital Media Solutions, Inc. (the "Company") conducted a comprehensive, competitive process to determine the Company's independent registered public accounting firm for the Company's 2022 fiscal year. The Audit Committee invited several national accounting firms to participate in this process, including Ernst & Young LLP ("EY"), the Company's then independent registered public accounting firm. As a result of this process, effective August 16, 2022, the Audit Committee approved the engagement of Grant Thornton LLP ("GT") as the Company's independent registered public accounting firm for the Company's 2022 fiscal year and dismissed EY from that role.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

EY's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim periods ended March 31, 2022 and June 30, 2022 and through the date of the filing of this Form 8-K, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) except for the matters referenced below, no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K:

•As disclosed in our Annual Report on Form 10-K (and our Annual Report on Form 10-K/A) for the fiscal year ended December 31, 2020, our management concluded that our internal control over financial reporting was not effective as of December 31, 2020, due to material weaknesses pertaining to us not maintaining an effective control environment resulting from a financial statement close process that was not sufficient to ensure our financial reporting requirements under U.S. GAAP were met and not maintaining sufficient accounting policies and appropriate contemporaneous documentation of our accounting analyses and conclusions over certain routine and non-routine transactions (including appropriate accounting and classification of our financial instruments and key agreements in light of the restatement discussed in the Form 10-K/A pertaining to our private placement warrants).

•As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our management concluded that our internal control over financial reporting was not effective as of December 31, 2021, due to material weaknesses relating to our controls around revenue and accounts receivable policies and procedures.
The Audit Committee has discussed these material weaknesses with EY and the Company’s management. The Company has authorized EY to respond fully to inquiries of GT concerning these material weaknesses.

The Company provided EY with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”). The Company requested that EY furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of EY's letter dated August 19, 2022, is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm

During the fiscal years ended December 31, 2021, and December 31, 2020, and the subsequent interim periods through the date of the filing of this Form 8-K, neither the Company nor anyone on its behalf has consulted with GT regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements and neither a written report nor oral advice was provided to the Company that GT concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

16.1	Letter of Ernst & Young LLP dated August 19, 2022 to the SEC regarding statements included in this Form 8‑K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2022

Digital Media Solutions, Inc.

/s/ Richard Rodick
Name:	Richard Rodick
Title:	Chief Financial Officer